UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

STARSTREAM ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-186079	68-0682786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Sky Park Drive
Monterey, California 93940

(Address of Principal Executive Offices)

203-661-8080

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2014, Mr. Mark Corrao was appointed to the office of Chief Financial Officer (“CFO”) of Starstream Entertainment, Inc. (the “Company”), to serve as the Company's CFO on a part-time basis until his resignation or the appointment of a successor to his position. As part-time CFO of the Company, Mr. Corrao will receive a monthly salary of $1,000.

Mr. Corrao, age 56, is currently a Managing Director with The CFO Squad, a New York consulting firm specializing in accounting and SEC regulatory compliance services, which firm performs accounting services for the Company.  Prior to joining The CFO Squad, Mr. Corrao was the CFO for Business Efficiency Experts (“BEE”), a Long Island consulting firm specializing in outsourced CFO services and SEC regulatory compliance services. Prior to working for BEE, Mr. Corrao served as the CFO and chief accounting officer for StrikeForce Technologies, Inc., a software company specializing in the prevention of identity theft and computer protection, for ten years. Mr. Corrao offers over thirty years of experience in the public accounting arena specializing in certified auditing, SEC accounting, corporate taxation and financial planning. His tenure in accounting included being a partner in a Connecticut CPA firm for several years and includes numerous years on Wall Street with firms such as Merrill Lynch, Spear Leeds & Kellogg and Greenfield Arbitrage Partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2014	Starstream Entertainment, Inc.

	By:	/s/ Kim Leadford
Name: Kim Leadford
Title: Chief Executive Officer